Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated February 28, 2003 in the Registration Statement (Form S-8) pertaining to the EXCO Resources, Inc. 2005 Long-Term Incentive Plan, with respect to the consolidated financial statements of EXCO Resources, Inc. included in its Registration Statement (Form S-1 No. 333-129935) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Dallas, Texas

March 17, 2006